NEWS FOR IMMEDIATE RELEASE

Exhibit 99.1

PURSUIT Reports 2025 FIRST Quarter Results

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Delivered solid first quarter 2025 performance
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Key performance indicators remain strong
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Maintaining outlook for strong full year 2025 growth

DENVER, May 8, 2025 -- Pursuit Attractions and Hospitality, Inc. (“Pursuit”) (NYSE: PRSU) today reported results for the 2025 first quarter and reaffirmed guidance for the 2025 full year.

David Barry, Pursuit’s President and Chief Executive Officer, commented, “We delivered solid performance during the seasonally slower first quarter, achieving approximately 9% increases year-over-year in both our attraction effective ticket price and lodging RevPAR metrics on a same-store constant-currency basis. Our advance booking pace remains strong, and we continue to expect to deliver double-digit growth in full year revenue and adjusted EBITDA."

Barry continued, "Across Pursuit, our team is preparing to welcome guests and deliver exceptional guest experiences during a strong peak summer season. We are excited for our first season operating the Jasper SkyTram and the two tuck-in acquisitions in Montana that we completed in late 2024. We remain focused on delivering high-quality guest experiences at our one-of-a-kind attractions and hospitality properties and driving meaningful growth through our proven Refresh, Build, Buy strategy and strong balance sheet."

Financial Highlights*

	Three months ended March 31,
(in millions, except per share data)	2025	2024	$ Change	% Change

Revenue	$37.6	$37.2	$0.3	0.9%
Net Loss Attributable to Pursuit	$(31.1)	$(25.1)	$(6.0)	(24.0%)
Loss from Continuing Operations	(31.0)	(29.6)	(1.4)	(4.8%)
Income (Loss) from Discontinued Operations	(0.1)	4.5	(4.6)	***
Adjusted Net Loss**	(26.9)	(25.4)	(1.5)	(5.8%)
Diluted EPS Attributable to Pursuit	$(1.11)	$(1.29)	$0.18	13.9%
Adjusted EPS**	(0.96)	(1.30)	0.34	26.2%
Adjusted EBITDA**	$(17.5)	$(14.6)	$(2.9)	(19.7%)

* In December 2024, we completed the sale of our GES business and, as a result, we have accounted for the GES business as a discontinued operation. All amounts and disclosures for all periods presented in this press release and supplemental earnings presentation reflect only the continuing operations unless otherwise noted.

** Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

*** Change is greater than +/- 100 percent

In addition to the commentary below, further information regarding our financial results, trends, and outlook are available in a supplemental earnings presentation, which can be accessed on the "Investors" section of our website, and in the financial tables accompanying this press release.

First Quarter Results

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Pursuit revenue of $37.6 million increased $0.3 million (0.9%) from the 2024 first quarter primarily due to growth in ticket revenue at our year-round attractions, including the opening of Flyover Chicago on March 1, 2024 and higher effective ticket prices, largely offset by a $1.3 million reduction in revenue due to the translation of foreign revenues to U.S. dollars at lower exchange rates year-over-year.

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Net loss attributable to Pursuit was $31.1 million as compared to $25.1 million in the prior year. The year-over-year change was primarily driven by the discontinued operations treatment of GES results in 2024. Our loss from continuing operations attributable to Pursuit was $31.0 million as compared to $29.6 million in the prior year.
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Our Adjusted net loss* was $26.9 million as compared to $25.4 million in the prior year. This adjusted net loss excludes income (loss) from discontinued operations and other non-recurring expenses as detailed in the non-GAAP reconciliation tables that accompany this press release. The year-over-year change primarily reflects lower adjusted EBITDA, partially offset by lower interest expense.
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Adjusted EBITDA* of negative $17.5 million declined by $2.9 million year-over-year primarily due to inflationary cost increases to support year-round operations as well as seasonal operating losses from new businesses.

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

Balance Sheet and Liquidity Highlights

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Our total liquidity was $212.1 million at March 31, 2025, comprising cash and cash equivalents of $22.8 million and $189.3 million of capacity available on our $200 million revolving credit facility.
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Debt was $78.9 million, and our net leverage ratio was less than 1x at the end of the first quarter.

Refresh, Build, Buy Growth Investments

The three tuck-in acquisitions that we completed during the 2024 fourth quarter, the Jasper SkyTram, Eddie's Cafe & Mercantile and Apgar Lookout Retreat, and Montana House, are successfully being integrated into Pursuit and are ready for the upcoming peak summer season. The Jasper SkyTram seasonally opened as planned in March.

In 2025, we continue to expect to invest approximately $38 million to $43 million in growth capital expenditures, including the Refresh of the Forest Park Hotel's Woodland Wing. The transformation and repositioning of this property in Jasper National Park will dramatically improve the guest experience and create a compelling upscale offering. The project is occurring in three phases to continue certain operations during construction, and we anticipate completion in 2026.

2025 Outlook

For full year 2025, we continue to expect Adjusted EBITDA* of approximately $98 million to $108 million, representing substantial growth of approximately $21 million to $31 million relative to 2024.

Our reaffirmed guidance is below.

(in millions)	Full Year 2025 Guidance	Full Year 2024 Actual
Revenue	Up low-double digits vs. 2024	$366.5
Adjusted EBITDA*	$98 to $108	$77.1
Maintenance Capex	$29 to $34 (~7-8% of Revenue)	$36.1
Growth Capex	$38 to $43	$20.2
Total Capex	$70 to $75	$56.2

Our guidance is based on certain assumptions, including (1) recovery of Jasper leisure travel, (2) approximately $5 million to $7 million of Adjusted EBITDA from the three tuck-in acquisitions completed during the fourth quarter 2024, (3) strong organic growth from continued guest experience improvements, demand for authentic experiential travel in iconic places, and focus on revenue and cost management, and

(4) no change to our prior exchange rate assumption of $0.69 between the Canadian Dollar and the U.S. Dollar for our operations in Canada, which presents a translation headwind of approximately $7 million to Adjusted EBITDA compared to 2024 exchange rates. There continues to be uncertainty around the economic and geopolitical outlook, and the impact that may have on travel and consumer behavior as we head into our primary operating season.

*We have not quantitatively reconciled our guidance for Adjusted EBITDA to our most comparable GAAP financial measure because certain reconciling items that impact this metric, including provision for income taxes, interest expense, restructuring or impairment charges, transaction-related costs, and start-up costs have not occurred, are out of our control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measure are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our results as reported under GAAP.

Conference Call Details

Management will host a conference call to review first quarter 2025 results on Thursday, May 8, 2025, at 5 p.m. (Eastern Time).

A live audio webcast of the call will be available in listen-only mode through the "Events & Presentations" section of our website, where we will also post our earnings press release and an earnings presentation prior to the call.

The live call can also be accessed by dialing (404) 975-4839 or (833) 470-1428 and entering the access code 015320. To avoid wait time and bypass speaking with an operator to join the call, participants can pre-register using the following registration link: https://www.netroadshow.com/events/login?show=b75d9476&confId=81206. After registering, a calendar invitation will be sent that includes dial-in information as well as unique codes for entry into the live call. We recommend that you register in advance to ensure access for the full call.

A replay of the call will be available on our website shortly after the conference call and, for a limited time, by dialing (929) 458-6194 or (866) 813-9403 and entering the access code 639824.

Additionally, we posted a supplemental earnings presentation, containing our financial results, trends and outlook, on the "Investors" section of our website prior to the conference call. We will refer to this presentation during the call.

About Pursuit

Pursuit Attractions and Hospitality, Inc. (NYSE: PRSU) is an attractions and hospitality company that owns and operates a collection of inspiring and unforgettable experiences in iconic destinations in the United States, Canada, and Iceland. Pursuit’s elevated hospitality experiences include 15 world-class point-of-interest attractions and 28 distinctive lodges, along with integrated restaurants, retail and transportation that enable visitors to discover and connect with stunning national parks and renowned global travel locations.

For more information, visit pursuitcollection.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “can,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Such forward-looking statements include those that address activities, events or developments that Pursuit or its management believes or anticipates may occur in the future, including all statements regarding our expectations concerning the travel industry and the markets in which we operate; our expectations concerning our future financial performance, including our 2025 outlook and the related underlying assumptions; our growth plans and strategies, including with respect to investments and acquisitions; and other statements that are not historical fact. These forward-looking statements are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

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general economic and geopolitical uncertainty in key global markets and a worsening of global economic conditions;
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seasonality of our businesses;
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the competitive nature of the industries in which we operate;
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travel industry disruptions;
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changes in consumer tastes and preferences for recreational activities;
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natural disasters, weather conditions, accidents, and other catastrophic events;
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accidents and adverse incidents at our hotels and attractions;
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sufficiency and cost of insurance coverage;
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the impact of financial covenants on our operational and financial flexibility;
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risks of new capital projects not being commercially successful;
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our ability to fund capital expenditures;
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our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
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failure to adapt to technological developments or industry trends
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our inability to realize the full strategic, financial or operational benefits from the sale of the GES Business;
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conducting business globally;
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our exposure to currency exchange rate fluctuations;
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liabilities relating to prior and discontinued operations;
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the importance of key members to our business;
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labor shortages;
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our exposure to higher labor costs and work stoppages due to union-represented labor;
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our exposure to cybersecurity attacks and threats;
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compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data;
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our exposure to litigation in the ordinary course of business;
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changes in federal, state, local or foreign tax laws;
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extensive environmental requirements;
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volatility in our stock price; and
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stock price and trading volumes affected by reports issued by securities industry analysts.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K and our most recent Current Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), as well as any future reports we file with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Availability of Information on Pursuit Website

Pursuit routinely uses its investor relations website (investors.pursuitcollection.com) to post presentations to investors and other important information, including information that may be material. Accordingly, Pursuit encourages investors and others interested in Pursuit to review the information it makes public on its investor relations website.

Contact

Investor Relations

Carrie Long or Michelle Porhola

(602) 207-2681

ir@pursuitcollection.com

Media Relations

Tanya Otis

totis@pursuitcollection.com

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE ONE - QUARTERLY RESULTS (UNAUDITED)

	Three months ended March 31,
(in thousands, except per share data)	2025	2024	$ Change	% Change
Revenue:
Ticket, rooms, transportation, and other services revenue	29,734	28,984	750	2.6%
Food and beverage and retail products revenue	7,845	8,247	(402)	(4.9%)
Total revenue	$37,579	$37,231	$348	0.9%

Cost of food and beverage and retail products sold	(2,285)	(2,537)	252	9.9%
Operating expenses (exclusive of depreciation and amortization shown separately below) (Note A)	(38,427)	(40,374)	1,947	4.8%
Selling, general, and administrative expenses (Note B)	(17,165)	(13,697)	(3,468)	(25.3%)
Depreciation and amortization	(10,968)	(9,763)	(1,205)	(12.3%)
Restructuring charges	(38)	-	(38)	**
Other expense, net	(319)	(310)	(9)	(2.9%)
Net interest expense	(1,464)	(2,922)	1,458	49.9%
Loss from continuing operations before income taxes	(33,087)	(32,372)	(715)	(2.2%)
Income tax benefit (Note C)	1,866	1,654	212	12.8%
Loss from continuing operations	(31,221)	(30,718)	(503)	(1.6%)
Income (loss) from discontinued operations (Note D)	(131)	4,475	(4,606)	**
Net loss	(31,352)	(26,243)	(5,109)	(19.5%)
Net loss attributable to noncontrolling interest	216	923	(707)	(76.6%)
Net loss attributable to redeemable noncontrolling interest	-	203	(203)	(100.0%)
Net loss attributable to Pursuit	$(31,136)	$(25,117)	$(6,019)	(24.0%)

Amounts Attributable to Pursuit:
Loss from continuing operations	$(31,005)	$(29,592)	$(1,413)	(4.8%)
Income (loss) from discontinued operations (Note D)	(131)	4,475	(4,606)	**
Net loss	$(31,136)	$(25,117)	$(6,019)	(24.0%)

Loss per common share attributable to Pursuit (Note E)
Basic loss per common share	$(1.11)	$(1.29)	$0.18	13.9%
Diluted loss per common share	$(1.11)	$(1.29)	$0.18	13.9%

Weighted-average common shares outstanding:
Basic weighted-average outstanding common shares	28,113	21,029	7,084	33.7%
Additional dilutive shares related to share-based compensation	-	-	-	**
Diluted weighted-average outstanding common shares	28,113	21,029	7,084	33.7%

** Change is greater than +/- 100 percent

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE ONE - NOTES TO QUARTERLY AND FULL YEAR RESULTS (UNAUDITED)

(A) Operating expenses (exclusive of depreciation and amortization) - The decrease in operating expenses is primarily due to the periodic remeasurement of the Sky Lagoon finance lease obligation, which resulted in an unrealized foreign exchange gain of $2.2 million in the first quarter of 2025 versus an unrealized loss of $1.0 million in the first quarter of 2024. This was partially offset by inflationary cost increases to support year-round operations as well as seasonal operating losses from new businesses.

(B) Selling, general, and administrative expenses - The increase in selling, general and administrative expenses is primarily due to higher transaction-related costs totaling $4.9 million in the 2025 first quarter (primarily related to our transition to a standalone publicly-traded operating company following the GES divestiture) as compared to $0.9 million in the first quarter of 2024.

(C) Income tax benefit - The effective tax rate was 5.6% for the three months ended March 31, 2025 and 5.1% for the three months ended March 31, 2024. The effective rates differed from the 21% federal rate as we do not recognize a tax benefit primarily on losses in the United States where we have a valuation allowance, while recognizing tax expense and benefit in Canada and Iceland.

(D) Income (loss) from discontinued operations - On December 31, 2024, we completed the sale of the GES business. Accordingly, the operating results of the GES business are included within discontinued operations for the 2024 first quarter.

(E) Income (loss) per common share - Diluted income (loss) per common share is calculated using the more dilutive of the two-class method or if-converted method. The two-class method uses net income (loss) available to common stockholders and assumes conversion of all potential shares other than participating securities. The if-converted method uses net income (loss) available to common shareholders and assumes conversion of all potential shares including participating securities. Dilutive potential common shares include outstanding stock options, unvested restricted share units, and, for 2024 only, convertible preferred stock. Additionally, the adjustment to the carrying value of redeemable non-controlling interests is reflected in income (loss) per common share for 2024.

The components of basic and diluted income (loss) per share are as follows:

	Three months ended March 31,
(in thousands)	2025	2024	$ Change	% Change

Net loss attributable to Pursuit	$(31,136)	$(25,117)	$(6,019)	(24.0%)
Convertible preferred stock dividends	-	(1,950)	1,950	(100.0%)
Undistributed income attributable to Pursuit	(31,136)	(27,067)	(4,069)	(15.0%)
Less: Allocation to participating securities	-	-	-	**
Net loss allocated to Pursuit common shareholders (basic)	$(31,136)	$(27,067)	$(4,069)	(15.0%)
Add: Allocation to participating securities	-	-	-	**
Net loss allocated to Pursuit common shareholders (diluted)	$(31,136)	$(27,067)	$(4,069)	(15.0%)

Basic weighted-average outstanding common shares	28,113	21,029	7,084	33.7%
Additional dilutive shares related to share-based compensation	-	-	-	**
Diluted weighted-average outstanding common shares	28,113	21,029	7,084	33.7%

** Change is greater than +/- 100 percent

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE TWO - NON-GAAP FINANCIAL MEASURES (UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Adjusted Net Income (Loss)", “Adjusted EPS”, "Adjusted EBITDA", and “Adjusted EBITDA Margin”, which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Pursuit’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP. The use of these non-GAAP financial measures is limited, compared to the most comparable GAAP measures, because they do not consider a variety of items affecting Pursuit’s consolidated financial performance as reconciled below. Because these non-GAAP measures do not consider all items affecting Pursuit’s consolidated financial performance, a user of Pursuit’s financial information should consider net income attributable to Pursuit as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are considered useful operating metrics, in addition to net income attributable to Pursuit, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Pursuit’s performance. Management believes that the presentation of Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin provide useful information to investors regarding Pursuit’s results of operations for trending, analyzing and benchmarking the performance and value of Pursuit’s business.

Additionally, we calculate the impact of foreign exchange rate variances by converting non-United States Dollar results using comparative period exchange rates and determining the change from prior period reported results.

	Three months ended March 31,
(in thousands, except per share data)	2025	2024	$ Change	% Change
Adjusted net loss:
Net loss attributable to Pursuit	$(31,136)	$(25,117)	$(6,019)	(24.0%)
(Income) loss from discontinued operations attributable to Pursuit	131	(4,475)	4,606	**
Loss from continuing operations attributable to Pursuit	(31,005)	(29,592)	(1,413)	(4.8%)
Restructuring charges, pre-tax	38	-	38	**
Transaction-related costs and other non-recurring expenses, pre-tax (Note A)	5,002	3,769	1,233	32.7%
Remeasurement of finance lease obligation attributable to Pursuit, pre-tax (Note B)	(2,181)	1,004	(3,185)	**
Tax expense (benefit) on above items	194	(108)	301	**
Portion of above amounts attributable to non-controlling interests	1,069	(492)	1,561	**
Adjusted net loss	$(26,884)	$(25,418)	$(1,465)	(5.8%)

Adjusted EPS:
Adjusted net loss (as reconciled above)	$(26,884)	$(25,418)	$(1,465)	(5.8%)
Convertible preferred stock dividends	-	(1,950)	1,950	(100.0%)
Diluted adjusted net loss allocated to Pursuit common shareholders	$(26,884)	$(27,368)	$485	1.8%
Diluted weighted-average outstanding common shares	28,113	21,029	7,084	33.7%
Adjusted EPS	$(0.96)	$(1.30)	$0.34	26.2%

** Change is greater than +/- 100 percent

(A) Transaction-related costs and other non-recurring expenses include:

	Three months ended March 31,
(in thousands)	2025	2024
Transaction-related costs[1]	$4,910	$862
Start-up costs[2]	-	1,940
SG&A costs previously allocated to GES[3]	-	892
Other non-recurring expenses[4]	92	75
Transaction-related and other non-recurring expenses, pre-tax	$5,002	$3,769

1 Transaction-related costs represent expenses related to acquisition, divestiture, and other corporate development activities, including costs for integration, separation (sale of GES), diligence, feasibility, legal, and other costs.

2 Start-up costs include expenses primarily related to the development of our new Flyover attraction in Chicago and trailing expenses related to the Flyover Toronto lease exit.

3 Represents net expenses previously allocated to/from GES that do not qualify for discontinued operations treatment.

4 Includes certain non-recoverable Jasper wildfire-related costs in 2025 and non-capitalizable fees and expenses related to our shelf registration in 2024.

(B) Remeasurement of finance lease obligation attributable to Pursuit represents the non-cash foreign exchange loss/(gain) included within operating expenses related to the periodic remeasurement of the Sky Lagoon finance lease obligation that is attributed to Pursuit’s 51% interest in Sky Lagoon.

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE TWO - NON-GAAP FINANCIAL MEASURES CONTINUED (UNAUDITED)

	Three months ended March 31,
($ in thousands)	2025	2024	$ Change	% Change

Revenue	$37,579	$37,231	$348	0.9%

Net loss attributable to Pursuit	$(31,136)	$(25,117)	$(6,019)	(24.0%)
Net loss attributable to noncontrolling interest	(216)	(923)	707	76.6%
Net loss attributable to redeemable noncontrolling interest	-	(203)	203	(100.0%)
(Income) loss from discontinued operations	131	(4,475)	4,606	**
Net interest expense	1,464	2,922	(1,458)	(49.9%)
Income tax benefit	(1,866)	(1,654)	(212)	(12.8%)
Depreciation and amortization	10,968	9,763	1,205	12.3%
Restructuring charges	38	-	38	**
Other expense, net	319	310	9	2.9%
Start-up costs (A)	-	1,940	(1,940)	(100.0%)
Transaction-related costs (B)	4,910	862	4,048	**
SG&A costs previously allocated to GES (C)	-	892	(892)	(100.0%)
Other non-recurring expenses (D)	92	75	17	22.7%
Remeasurement of finance lease obligation (E)	(2,181)	1,004	(3,185)	**
Adjusted EBITDA	$(17,477)	$(14,604)	$(2,873)	(19.7%)
Adjusted EBITDA attributable to noncontrolling interest	(950)	(1,219)	269	22.1%
Adjusted EBITDA attributable to Pursuit	$(18,427)	$(15,823)	$(2,604)	(16.5%)
Adjusted EBITDA Margin	(46.5%)	(39.2%)		(7.3%)

	2024
($ in thousands)	Q1	Q2	Q3	Q4	FY

Revenue	$37,231	$101,201	$182,257	$45,799	$366,488

Net income (loss) attributable to Pursuit	$(25,117)	$29,311	$48,615	$315,735	$368,544
Net income (loss) attributable to noncontrolling interest	(923)	1,807	7,178	(1,505)	6,557
Net income (loss) attributable to redeemable noncontrolling interest	(203)	(240)	71	(886)	(1,258)
Income from discontinued operations	(4,475)	(31,286)	(9,051)	(380,791)	(425,603)
Net interest expense	2,922	3,937	3,461	3,862	14,182
Income tax expense (benefit)	(1,654)	2,772	10,507	(5,300)	6,325
Depreciation and amortization	9,763	11,182	11,277	10,738	42,960
Restructuring charges	-	1	-	3,156	3,157
Impairment charges	-	-	6,110	41,462	47,572
Other expense, net	310	308	255	43	916
Start-up costs (A)	1,940	20	207	99	2,266
Transaction-related costs (B)	862	1,599	4,382	(3,968)	2,875
Integration costs	-	-	2	(2)	-
SG&A costs previously allocated to GES (C)	892	622	1,013	1,049	3,576
Other non-recurring expenses (D)	75	63	17	3,966	4,121
Remeasurement of finance lease obligation (E)	1,004	(182)	(1,113)	1,167	876
Adjusted EBITDA	$(14,604)	$19,914	$82,931	$(11,175)	$77,066
Adjusted EBITDA Margin	(39.2%)	19.7%	45.5%	(24.4%)	21.0%

** Change is greater than +/- 100 percent

(A) Start-up costs include expenses primarily related to the development of our new Flyover attraction in Chicago and trailing expenses related to the Flyover Toronto lease exit.

(B) Transaction-related costs represent expenses related to acquisition, divestiture, and other corporate development activities, including costs for integration, separation (sale of GES), diligence, feasibility, legal, and other costs.

(C) Represents net expenses previously allocated to/from GES that do not qualify for discontinued operations treatment.

(D) Includes a charitable pledge to support Jasper's recovery in Q4'24 and certain non-recoverable wildfire-related costs and non-capitalizable fees and expenses related to our shelf registration in 2024.

(E) Remeasurement of finance lease obligation represents the non-cash foreign exchange loss/(gain) included within operating expenses related to the periodic remeasurement of the Sky Lagoon finance lease obligation.